MIDWEST STRATEGIC TRUST

              AMENDMENT NO. 1 TO RESTATED AGREEMENT AND DECLARATION
                           OF TRUST DATED MAY 19, 1993

         Pursuant to Section 7.3 of the Restated Agreement and Declaration of Trust of Midwest Strategic Trust and effective as of August 1, 1994, the undersigned, being a majority of the Trustees of Midwest Strategic Trust, hereby adopt the following resolutions:

         RESOLVED, that the names of the Leshner Financial Treasury Total Return Fund, the Leshner Financial Utility Fund and the Leshner Financial Equity Fund, three series of Midwest Strategic Trust, be changed to the "Treasury Total Return Fund," the "Utility Fund" and the "Equity Fund," respectively; and

         FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust and other Trust documents and records, as necessary or appropriate, be amended to reflect the name change of these series; and

         FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take such further actions as necessary to effect the purpose of these resolutions.

         IN WITNESS WHEREOF, the undersigned Trustees have executed one or more counterparts of this instrument on May 24, 1994.


         /s/ Robert Betagole                   /s/ Robert H. Leshner
         ------------------------             -----------------------
          Robert Betagole                     Robert H. Leshner

          /s/ Dale P. Brown                   /s/ Richard A. Lipsey
         ------------------------             -----------------------
          Dale P. Brown                       Richard A. Lipsey

          /s/ Margaret S. Hansson             /s/ Donald J. Rahilly
         ------------------------            -----------------------
          Margaret S. Hansson                Donald J. Rahilly

          /s/ H. Jerome Lerner               /s/ Fred A. Rappoport
         ------------------------           -----------------------
          H. Jerome Lerner                   Fred A. Rappoport